EX-99.B(g)(3)

SECURITIES LENDING AGREEMENT

Exhibit A

FUNDS OF WELLS FARGO FUNDS TRUST

1. Aggressive Allocation Fund[1] (currently named the Strategic Growth Allocation Fund)
2. Asia Pacific Fund*
3. Asset Allocation Fund
4. Balanced Fund*
5. California Limited Term Tax-Free Fund[2]
6. California Tax-Free Fund
7. Capital Growth Fund*
8. Common Stock Fund*
9. Conservative Allocation Fund[3] (currently named the Strategic Income Fund)
10. Corporate Bond Fund*
11. Colorado Tax-Free Fund
12. Corporate Bond Fund*
13. C&B Large Cap Value Fund
14. C&B Mid Cap Value Fund
15. C&B Tax-Managed Value Fund
16. Discovery Fund*
17. Diversified Bond Fund
18. Diversified Equity Fund
19. Diversified Small Cap Fund
20. Dividend Income Fund*
21. Endeavor Large Cap Fund*
22. Endeavor Select Fund*
23. Enterprise Fund*
24. Equity Income Fund
25. Equity Index Fund
26. Equity Value Fund[4] (currently named the Large Cap Value Fund)
27. Government Securities Fund*
28. Growth Balanced Fund
29. Growth Equity Fund
30. Growth Fund[5]

*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[1]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Growth Allocation Fund will be renamed the Aggressive Allocation Fund.
[2]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the California Limited Term Tax-Free Fund will be renamed the California Limited-Term Tax-Free Fund.
[3]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Income Fund will be renamed the Conservative Allocation Fund.
[4]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Large Cap Value Fund will be renamed the Equity Value Fund.
[5]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Growth Fund will merge into the Large Company Growth Fund.

31. Growth Fund*
32. Growth and Income Fund*
33. High Income Fund*
34. High Yield Bond Fund
35. Income Fund[6]
36. Income Plus Fund
37. Index Allocation Fund[7]
38. Index Fund
39. Inflation-Protected Bond Fund
40. Intermediate Government Income Fund
41. Intermediate Tax-Free Fund*
42. International Core Fund*
43. International Equity Fund
44. International Value Fund[8] (currently named the Overseas Fund)
45. Large Cap Appreciation Fund
46. Large Cap Growth Fund*
47. Large Company Core Fund*
48. Large Company Growth Fund
49. Life Stage - Aggressive Portfolio*
50. Life Stage - Conservative Portfolio*
51. Life Stage - Moderate Portfolio*
52. Limited Term Government Income Fund[9]
53. Mid Cap Disciplined Fund*
54. Minnesota Tax-Free Fund
55. Moderate Balanced Fund
56. Montgomery Emerging Markets Focus Fund[10]
57. Montgomery Institutional Emerging Markets Fund[11]
58. Montgomery Mid Cap Growth Fund[12]
59. Montgomery Short Duration Government Bond Fund[13]
60. Montgomery Small Cap Fund[14]

*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[6]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Income Fund will merge into the Montgomery Total Return Bond Fund.
[7]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Index Allocation Fund will merge into the Asset Allocation Fund.
[8]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Overseas Fund will be renamed the International Value Fund.
[9]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Limited Term Government Income Fund will merge into the Montgomery Short Duration Government Bond Fund.
[10]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Emerging Markets Focus Fund will be renamed the Emerging Markets Focus Fund.
[11]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Institutional Emerging Markets Fund will be renamed the Institutional Emerging Markets Fund.
[12]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Mid Cap Growth Fund will be renamed the Mid Cap Growth Fund.
[13]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Short Duration Government Bond Fund will be renamed the Short Duration Government Bond Fund.

61. Montgomery Total Return Bond Fund[15]
62. Municipal Bond Fund*
63. National Limited Term Tax-Free Fund[16]
64. National Tax-Free Fund
65. Nebraska Tax-Free Fund
66. Opportunity Fund*
67. Outlook Today Fund
68. Outlook 2010 Fund
69. Outlook 2020 Fund
70. Outlook 2030 Fund
71. Outlook 2040 Fund
72. Overseas Fund*
73. Short-Term Bond Fund*
74. Short-Term High Yield Bond Fund*
75. Short-Term Municipal Bond Fund*
76. SIFE Specialized Financial Services Fund[17]
77. Small Cap Disciplined Fund*
78. Small Cap Growth Fund[18]
79. Small Cap Opportunities Fund
80. Small Cap Value Fund*
81. Small Company Growth Fund
82. Small Company Value Fund
83. Small/Mid Cap Value Fund*
84. Specialized Health Sciences Fund
85. Specialized Technology Fund
86. Stable Income Fund
87. Strategic Income Fund*
88. Ultra-Short Duration Bond Fund*
89. Ultra Short-Term Income Fund
90. Ultra Short-Term Municipal Income Fund*
91. U.S. Value Fund*
92. WealthBuilder Conservative Allocation Portfolio
93. WealthBuilder Equity Portfolio
94. WealthBuilder Growth Allocation Portfolio
95. WealthBuilder Growth Balanced Portfolio
96. WealthBuilder Moderate Balanced Portfolio
97. WealthBuilder Tactical Equity Portfolio

[14]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Small Cap Fund will be renamed the Small Cap Growth Fund.
*	On August 16, 2004, the Board of Trustees approved the reorganization of certain Strong Funds into certain Funds of the Trust. In connection with this reorganization, this Fund is expected to commence operations on April 11, 2005.
[15]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Total Return Bond Fund will be renamed the Total Return Bond Fund.
[16]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.
[17]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the SIFE Specialized Financial Services Fund will be renamed the Specialized Financial Services Fund.
[18]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Small Cap Growth Fund will merge into the Montgomery Small Cap Fund.

98. Wisconsin Tax-Free Fund*

Most Recent annual agreement approval by the Board of Trustees: April 4, 2005 Exhibit A amended: February 8, 2005